Exhibit 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 17, 1998 appearing on page 26 of Managed Care Solutions, Inc.'s Annual Report on Form 10-K for the year ended May 31, 1998.




PRICEWATERHOUSECOOPERS LLP
Phoenix, Arizona
June 7, 1999